Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No.7 to the Registration Statement (No. 333-269738) on Form S-4 of Hut 8 Corp. of our report dated August 24, 2023 relating to the consolidated financial statements of U.S. Data Mining Group, Inc. and subsidiaries, included in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

November 7, 2023